UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2023

SENTINELONE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________

Delaware	001-40531	99-0385461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	444 Castro Street
	Suite 400
Mountain View	California	94041
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 868-3733
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	S	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
SentinelOne, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders virtually (the “Annual Meeting”) on June 29, 2023. At the start of the Annual Meeting, there were 86,109,553 shares of Class A common stock and Class B common stock present at the meeting virtually or by proxy, which represented 1,214,517,749 votes, or 92.81% of the combined voting power of all issued and outstanding shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting, which constituted a quorum for the transaction of business. In deciding the proposals at the Annual Meeting, the holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on May 4, 2023 (the “Record Date”) and the holders of the Company’s Class B common stock were entitled to twenty votes for each share held as of the close of business on the Record Date
At the Annual Meeting, the Company’s stockholders voted on the following four proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 17, 2023 (the “Proxy Statement”). The final results of each proposal are indicated below.
Proposal 1: Election of Class II Director Nominee.
To elect the nominee below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ana G. Pinczuk	1,119,829,587	53,730,454	40,957,708
Based on the votes set forth above, the nominee was elected to serve as Class II director until the Company’s 2026 annual meeting of stockholders and until her respective successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.
To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company for the fiscal year ending January 31, 2024:

Votes For	Votes Against	Abstentions
1,212,663,224	342,814	1,511,711
Based on the votes set forth above, the stockholders ratified the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024. There were no broker non-votes on this proposal.
Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers.
To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,082,891,842	79,219,679	11,448,520	40,957,708
Based on the votes set forth above, the stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement.
Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers.
To select, on a non-binding advisory basis, the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
1,141,934,901	94,186	30,108,841	1,422,113	40,957,708
The stockholders advised that they were in favor of every one year as the frequency of holding future advisory votes on the compensation of the Company’s named executive officers. Based on these results and consistent with the Company’s recommendation, the Company’s board of directors has determined that the Company will conduct future advisory votes regarding the compensation of its named executive officers every year. This policy will remain in effect until the next required stockholder vote on the frequency of advisory votes on the compensation of named executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTINELONE, INC.

Date: June 30, 2023	By:	/s/ David Bernhardt
David Bernhardt
Chief Financial Officer